Exhibit 10.17

TRANSFER AGREEMENT

This TRANSFER AGREEMENT (the “Agreement”) is entered into effective as of January 1, 2019 (the “Effective Date”), by and between Anthem, Inc., an Indiana corporation, on behalf of itself and its affiliates and subsidiaries (“Transferor”), and American Well Corporation, a Delaware corporation (“Transferee”). Transferee and Transferor may also be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Transferor desires for no cash consideration to transfer its LiveHealth Online service (the “LHO Offering”) to Transferee, and Transferee desires to (i) assume the LHO Services other than the IP Assets (as each such term is defined below) comprising the LHO Offering, and assume the Assumed Liabilities and no other Liabilities (as such terms are defined below), and (ii) operate the LHO Offering going forward, such transfer to be affected upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, Transferor and Transferee agree as follows:

Section 1. Transfer Terms.

(a) Transferred Employees.

(i) Termination by Transferor. Transferor acknowledges that it has terminated, on or before the Effective Date, the employment of the Transferor’s employees set forth on Exhibit A hereto (“Employees”).

(ii) Hiring by Transferee. Transferee hereby agrees to use commercially reasonable efforts to offer employment to all of the Employees on or within ten days after the Effective Date, on terms and conditions substantially similar to those provided to Transferee’s employees of the same skill, experience and title, subject in all cases to Transferee’s own standard new-hire and onboarding diligence practices. Transferor consents to Transferee making all such offers and hires and agrees to facilitate such offers and hires and to cooperate with Transferee in order to enable the making of such offers and hires by Transferee (including waiving any applicable non-compete or non-solicit provisions that may be applicable).

(b) Transition Services. Contemporaneously with the execution and delivery of this Agreement, each Party shall execute and deliver to the other Party that certain Transition Services Agreement, in the form attached as Exhibit B hereto.

(c) Assignment of Assumed Contracts. Transferor hereby agrees to assign, transfer and deliver, and Transferee agrees to assume and accept, all of the contracts listed on Exhibit C hereto (collectively, the “Assumed Contracts”). In connection with such assignment, contemporaneously with the execution and delivery of this Agreement, each Party shall execute and deliver to the other Party that certain Assignment and Assumption Agreement, in the form attached as Exhibit D hereto, by which the Transferee agrees to assume only those Liabilities arising under the Assumed Contracts from and after the Closing (as defined below) (for the avoidance of doubt, excluding from such assumed Liabilities, those attributable to any failure by the Transferor to comply with the terms of the Assumed Contracts) (the “Assumed Liabilities”). For purposes of this Agreement, the term “Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Legal Requirement (as defined below), action or order, liabilities for taxes and those liabilities arising under any contract.

(d) Bill of Sale. Contemporaneously with the execution and delivery of this Agreement, Transferor shall execute and deliver to Transferee that certain Bill of Sale, in the form attached as Exhibit E hereto, pursuant to which Transferor is selling to Transferee certain physical assets as set forth thereon (“Physical Assets”).

(e) IP License. Prior to or contemporaneously with the execution and delivery of this Agreement, the Transferor shall enter into that certain License Agreement, in the form attached as Exhibit F hereto, pursuant to which Transferor is licensing to National Telehealth Network, LLC, a Delaware limited liability company, certain intellectual property (as set forth thereon) (“IP Assets”, and collectively with the Assumed Contracts and Physical Assets, the “LHO Services”).

(f) Vendor Agreement. Contemporaneously with the execution and delivery of this Agreement, each Party shall execute and deliver to the other Party that certain Amendment 5 to Amended and Restated Vendor Agreement, in the form attached as Exhibit G hereto.

(g) Provider Agreement. Contemporaneously with the execution and delivery of this Agreement, each Party shall execute and deliver to the other Party those certain Amendments to Provider Agreement, in the form attached as Exhibit H hereto.

(h) Administrative Service Agreement. Contemporaneously with the execution and delivery of this Agreement, each Party shall execute and deliver to the other Party that certain Amendment to Administrative Services Agreement, in the form attached as Exhibit I hereto.

(i) Excluded Liabilities. The Transferor shall retain, and shall be responsible for paying, performing and discharging when due, and the Transferee shall not assume or have any responsibility for, any and all Liabilities of the Transferor other than the Assumed Liabilities (the “Excluded Liabilities”).

(j) Transfer Taxes. The Transferor shall be liable for, and shall pay, all federal and state sales taxes (including any retail sales taxes and land transfer taxes) and all other taxes, duties, fees or other like charges of any jurisdiction properly payable in connection with the transfer of the LHO Services by the Transferor hereunder.

Section 2. Closing. The closing of the transactions outlined herein (the “Closing”) will take place remotely via the exchange of the counterpart signature pages to this Agreement (via facsimile or .pdf scan) on and as of the Effective Date.

Section 3. Representation and Warranties of the Parties. Each Party represents and warrants to the other as follows:

(a) Organization. Such Party is duly organized, validly existing and in good standing, under the laws of its jurisdiction of organization. Such Party is duly qualified to do business in the jurisdictions in which it is organized.

(b) Power and Authorization. Such Party has all requisite power and authority necessary for the execution, delivery and performance by it of this Agreement and any related transaction document to which it is or will be a party and to consummate the contemplated transactions. Such Party has duly authorized by all necessary action the execution, delivery and performance of this Agreement and each other agreement and document contemplated hereby. This Agreement and any related transaction document to which such Party is a party (i) have been duly executed and delivered by such Party and (ii) is a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with their respective terms. No board, member or other corporate approval or consent is required by or on behalf of such Party with respect to the contemplated transactions that has not been obtained. Such Party is not in default or violation in any material respect of any provision of its organizational documents.

(c) Authorization of Governmental Authorities. No action by (including any authorization by or consent or approval of), or in respect of, or filing with or notification to, any governmental authority is required by or on behalf of such Party or in respect of such Party’s business or any of the assets of such Party for, or in connection with, (i) the valid and lawful authorization, execution, delivery and performance by such Party of this Agreement or any related transaction document to which it is or will be a party or (ii) the consummation of the contemplated transactions.

(d) Non-contravention. None of the authorization, execution, delivery or performance by such Party of this Agreement or any other related transaction document to which such Party is or will be a party, nor the consummation of the contemplated transactions, will: (i) result in a breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any material law applicable to such Party or in respect of such Party’s business or any of the asset of such Party; or (ii) result in a breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in termination, amendment or diminution of, or accelerate the performance or alter payment required by, or require any action by (including any authorization, consent or approval) or notice to any person under, any of the material terms, conditions or provisions of such Party’s organizational documents or any other material contractual obligations.

Section 4. Representation and Warranties of the Transferor. Transferor represents and warrants to the Transferee as follows:

(a) The LHO Services are not encumbered by any lien, pledge or similar encumbrance (provided, that trade payables and similar Liabilities incurred in the ordinary course of Transferor’s business shall not be deemed “encumbrances” for purposes hereof).

(b) Transferor is in material compliance with each federal, state, local, municipal, foreign, international, multi-national or other constitution, law, ordinance, principle of common law, code, regulation, statute or treaty (collectively, “Legal Requirement”) that is or was applicable to the LHO Services or Employees or to the conduct or operation of, or the ownership or use of, the LHO Services. No event has occurred or circumstance exists that (with or without notice of time) (i) may constitute or result in a violation by Transferor of, or a failure on the part of Transferor to comply with, any material Legal Requirements with respect to the LHO Services or Employees or (ii) may give rise to any obligation on the part of Transferor to undertake, or to bear all or any portion of the cost of, any material remedial action of any nature with respect to the LHO Services or Employees. Transferor has not received any written notice from any government body or other person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement in connection with the LHO Services or Employees or any actual, alleged, possible or potential obligation on the part of Transferor to undertake, or to bear all or any portion of the cost of, any material remedial action of any nature related to the LHO Services or Employees.

(c) Each Assumed Contract is in full force and effect and, to Transferor’s knowledge, is valid and enforceable in accordance with its terms. Transferor is in compliance with all applicable terms and requirements of each Assumed Contract in all material respects. To Transferor’s knowledge, no event has occurred or circumstance exits that (with or without notice or lapse of time) may contravene, conflict with or result in a breach of, or give Transferor or any other person the right to declare a default or exercise any remedy under or cancel, terminate or modify any Assumed Contract. Transferor has not given or received from any other person, any written notice or other communication regarding any actual, alleged, possible or potential violation or breach of, or default under, any Assumed Contract. To Transferor’s knowledge, there are no renegotiations of, attempt to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to or by Transferor under the Assumed Contracts with any person having the contractual or statutory right to demand or require such renegotiation and no such person has made a written demand for such renegotiation.

(d) The LHO Services (plus Transferee’s telehealth platform), together with the services of the Employees, constitute all of the assets and service providers necessary for the operation of the Transferor’s LHO Offering as it is currently conducted. Transferor is the owner or licensee of all right, title and interest in and to each LHO Service, free and clear of all encumbrances, and has the right to use and transfer such LHO Services without payment to, or creation of any termination right to the benefit of, a third party.

(e) All current and former employees and contractors of Transferor that contributed in any way to the research, development or commercialization of the LHO Services, or that otherwise were associated with or contributed to the LHO Offering, have executed written contracts with Transferor which assign to Transferor all rights to any invention improvements, discoveries or information relating to the LHO Offering.

Section 5. Indemnification. Transferor will indemnify and hold harmless Transferee and its representatives, shareholders, subsidiaries, affiliates and associates (“Transferee Indemnified Parties”), and will reimburse the Transferee Indemnified Parties for any loss, liability, claim, royalty, damage, expense (including costs of investigation and defense and reasonable attorneys’ fees and expenses), taxes or diminution of value, arising in connection with:

(a) Any breach of the warranties set forth in Section 4 above; and

(b) Any Liability of any nature whatsoever relating to (i) the ownership or operation of the LHO Services prior to Closing, including, without limitation, all Liabilities arising under the Assumed Contracts other than the Assumed Liabilities (and all Liabilities or obligations attributable to any failure by the Transferor to comply with the terms thereof prior to the Closing) or (ii) the Excluded Liabilities.

Section 6. Covenants.

(a) Further Assurances. At any time and from time to time after the Closing Date, at the request of the other Party and without further consideration, each Party shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation as may be reasonably requested in order to effectuate the transactions contemplated by this Agreement.

(b) Publicity. No Party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party, except as may be required by Legal Requirement or by virtue of reporting obligations as a public company (including the Securities and Exchange Commission’s regulations or any listing obligations), in which case the party proposing to issue such press release or make such public announcement shall use reasonable efforts to consult in good faith with the other party before issuing any such press release or making any such public announcement. The parties shall cooperate as to the timing and contents of any such press release or public announcement.

Section 7. General.

(a) Entire Agreement. This Agreement, including the Exhibits hereto, contains the entire understanding of the parties as to relating to the subject matter hereof and supersede all prior agreements and understandings relating thereto. This Agreement shall not be amended except by a written instrument hereafter signed by the Parties.

(b) Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of New York (irrespective of its choice of law or conflicts of law principles). ANY SUIT HEREUNDER WILL BE BROUGHT SOLELY IN THE FEDERAL OR STATE COURTS OF THE STATE OF NEW YORK, AND EACH OF THE PARTIES HEREBY SUBMITS TO THE PERSONAL JURISDICTION THEREOF.

(c) Assigns. Except as otherwise provided below, this Agreement may not be assigned by either Party absent the prior written consent of the other Party. Notwithstanding the foregoing, Transferor shall be permitted to assign this Agreement to any of its affiliates upon Transferor’s provision of written notice of such assignment to Transferee. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

(d) Counterparts. This Agreement may be executed in multiple counterparts (including by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement under seal effective as of the date and time first written above.

TRANSFEROR: ANTHEM, INC.

By:	/s/ Maria Proulx
Name: Maria Proulx
Title: VP, Segment Solutions

TRANSFEREE: AMERICAN WELL CORPORATION

By:	/s/ Bradford Gay
Name: Bradford Gay
Title: SVP & General Counsel